Exhibit 99.1

Fathom Holdings Subsidiary, intelliAgent, Completes Acquisition of Technology Platform Naberly Solutions

CARY, N.C., March 2, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced that its subsidiary, intelliAgent, has completed the previously announced acquisition of technology platform Naberly Solutions.

“The addition of Naberly helps us achieve technology independence, which should further enhance our proprietary intelliAgent platform to give us a stronger competitive advantage. Naberly should also allow us to further improve our operational efficiency while reducing costs over time. Providing even more robust technology to help our agents grow their businesses is a key strategy to continuing our solid agent growth trajectory, and we believe that Naberly should be able to help us achieve that goal, while also potentially providing new opportunities to generate additional SaaS revenue. With this acquisition, we also intend to roll out an enhanced version of the Naberly platform to launch a national real estate portal to help generate leads for our Fathom agents, as well as non-Fathom agents in the markets that we’re not in yet,” said Fathom CEO Joshua Harley.

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called IntelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best-in-class operational efficiencies. For more information, visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to improving operational efficiency, reducing costs over time, continuing agent growth, generating additional SaaS revenue, and the ability and timing of rolling out a national real estate portal. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; risks in effectively managing rapid growth in our business; reliance on key personnel; technology risks; competitive risks; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.www.sec.gov.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040